As filed with the Securities and Exchange Commission on September 1, 2022
Registration No. 333-260608

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1 ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Joby Aviation, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	98-1548118
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2155 Delaware Avenue, Suite #225
Santa Cruz, CA 95060
(831) 201-6700
Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

JoeBen Bevirt
2155 Delaware Avenue, Suite #225
Santa Cruz, CA 95060
(831) 201-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack Sheridan, Esq. Ryan J. Maierson, Esq. Benjamin A. Potter, Esq. Brian D. Paulson, Esq. Saad Khanani, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025	Kate DeHoff General Counsel Joby Aviation, Inc. 2155 Delaware Avenue, Suite #225 Santa Cruz, CA 95060 (831) 201-6700
Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of the registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The original registration statement (the “Existing Registration Statement”) of Joby Aviation, Inc. on Form S-1 (File No. 333-260608) declared effective by the Securities and Exchange Commission (the “SEC”) on October 29, 2021, to which this Registration Statement is a Post-Effective Amendment No. 3 (this “Post-Effective Amendment No. 3”), covered the resale of 98,357,200 shares of common stock, par value $0.0001 per share (the “common stock”) issued in connection with the Joby Holdings Reorganization (as defined below), which occurred after the RTP Merger and Domestication (each as defined below), by certain of the selling shareholders named in this prospectus (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”).
This Post-Effective Amendment No. 3 is being filed to (i) convert the Existing Registration Statement on Form S-1 into a registration statement on Form S-3; and (ii) update certain other information in the Existing Registration Statement, and amends and restates the information contained in the Existing Registration Statement (and all amendments thereto) under the headings contained herein.
All filing fees payable in connection with the registration of the shares of common stock and warrants covered by this Registration Statement were paid by Joby Aviation, Inc. at the time of the initial filing of the Existing Registration Statement. No additional securities are registered hereby.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2022

PROSPECTUS FOR
UP TO 98,357,200 SHARES OF COMMON STOCK
OF
JOBY AVIATION, INC.

This prospectus relates to the resale of up to 98,357,200 shares of common stock, par value $0.0001 per share (the “common stock”) issued in connection with the Joby Holdings Reorganization (as defined below), which occurred after the RTP Merger and Domestication (each as defined below), by certain of the selling shareholders named in this prospectus (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”).
On August 10, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 23, 2021, by and among Reinvent Technology Partners, a Cayman Islands exempted company (“RTP”), RTP Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of RTP (“RTP Merger Sub”) and into Joby Aero, Inc., a Delaware corporation (“Legacy Joby”). As RTP was domesticated as a Delaware corporation and changed its name to “Joby Aviation, Inc.” (the “Domestication”). Following the Domestication, Merger Sub merged with and into Legacy Joby, the separate corporate existence of Merger Sub ceased and Legacy Joby survived as a wholly owned subsidiary of Joby Aviation, Inc. (“Company”) (the “RTP Merger”).
On October 25, 2021, we consummated the transactions contemplated by that certain Reorganization Agreement dated as of October 25, 2021, by and among the Company, Joby Holdings, Inc., a Delaware corporation (“Joby Holdings”) and JA Holdings Acquisition Corp., a wholly owned subsidiary of the Company (“Holdings Merger Sub”) pursuant to which the Holdings Merger Sub merged with and into Joby Holdings, and the separate corporate existence of Holdings Merger Sub ceased and Joby Holdings survived as a wholly owned subsidiary of the Company (the “First Merger” ), and (b) immediately following the First Merger, Joby Holdings was merged with and into the Company, following which the separate corporate existence of Joby Holdings ceased and the Company continued as the surviving corporation (the “Second Merger” and, together with the First Merger, the “Joby Holdings Reorganization”).
Upon consummation of the Joby Holdings Reorganization, (a) each share of capital stock of Joby Holdings that was issued and outstanding immediately prior to the effective time of the First Merger (other than any Dissenting Shares, as defined in the Reorganization Agreement) was cancelled and converted into a right to receive such number of validly issued, fully paid and nonassessable shares of common stock of the Company as set forth in the Reorganization Agreement, which equaled in aggregate to 98,357,200 shares of common stock, and (b) each share of common stock of the Company held by Joby Holdings immediately prior to the Mergers, which equaled an aggregate of 98,802,553 shares of common stock, were forfeited to the Company and immediately thereafter cancelled and retired by the Company. As a result of the cancellation of registered shares of common stock of the Company held by Joby Holdings in the Joby Holdings Restructuring, the completion of the Joby Holdings Restructuring, taken together with the effectiveness of this registration statement, did not result in any increase in the number of registered or outstanding shares of common stock of the Company.
We are registering the securities for resale pursuant to the Selling Shareholders’ registration rights under certain agreements between us and the Selling Shareholders. Our registration of the securities covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the shares of common stock. The Selling Shareholders may offer, sell or distribute all or a portion of their shares of common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Shareholders may sell the shares of common stock in the section entitled “Plan of Distribution.”
We are also registering the resale of shares of common stock held by certain of our affiliates.
We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the new ticker symbol “JOBY.” On August 31, 2022, the closing sale price of our common stock as reported by NYSE was $5.30 per share.

Investing in shares of our common stock or warrants involves risks that are described in the “Risk Factors” section beginning on page 14 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2022.

SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
•“Company,” “Joby,” “we,” “us” and “our” are to Joby Aviation, Inc.;
•“Deloitte” are to Deloitte & Touche LLP;
•“DGCL” are to the General Corporation Law of the State of Delaware;
•“Domestication” are to the domestication of Reinvent Technology Partners as a corporation incorporated in the State of Delaware;
•“eVTOL” are to electric vertical takeoff and landing;
•“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
•“FAA” are to the Federal Aviation Administration;
•“First Merger” are to the merger of JA Holdings Acquisition Corp. with and into Joby Holdings, Inc., with Joby Holdings, Inc., surviving the merger as a wholly owned subsidiary of Joby Aviation;
•“Foreign Stock Record” are to the separate stock record maintained for registered Joby Aviation common stock owned and/or controlled by individuals or entities known to the Company to be Non-Citizens;
•“In-Q-Tel Warrant” are to the Warrant to Purchase Securities of Joby, dated March 19, 2021, by and between Legacy Joby and In-Q-Tel, Inc.;
•“initial public offering” are to RTP’s initial public offering that was consummated on September 21, 2020;
•“IPO registration statement” are to the Registration Statement on Form S-1 (333-248497) filed by RTP in connection with its initial public offering, which became effective on September 16, 2020;
•“Joby” are to Joby Aviation, Inc.;
•“Joby Aviation common stock” are to shares of Joby Aviation common stock, par value $0.0001 per share;
•“Joby Holdings Reorganization” are to the First Merger and Second Merger, taken together as an integrated transaction;
•“Legacy Joby” are to Joby Aero, Inc.;
•“Legacy Joby Awards” are to Legacy Joby Options and Legacy Joby RSUs;
•“Legacy Joby capital stock” are to shares of Legacy Joby common stock and Legacy Joby preferred stock;
•“Legacy Joby common stock” are to shares of Legacy Joby common stock, par value $0.00001 per share;
•“Legacy Joby Options” are to options to purchase shares of Legacy Joby common stock;
•“Legacy Joby preferred stock” are to the Series Seed-1 preferred stock, Series Seed-2 preferred stock, Series A preferred stock, Series B preferred stock and Series C preferred stock of Legacy Joby;

•“Legacy Joby Stockholders” are to the stockholders of Legacy Joby and holders of Legacy Joby Awards prior to the Merger;
•“Merger” are to the merger of Merger Sub with and into Legacy Joby, with Legacy Joby surviving the merger as a wholly owned subsidiary of Joby Aviation;
•“Merger Agreement” are to the Agreement and Plan of Merger, dated as of February 23, 2021, by and among RTP, Merger Sub and Legacy Joby, as amended and modified from time to time;
•“NYSE” are to the New York Stock Exchange;
•“ordinary shares” are to the RTP Class A ordinary shares and the RTP Class B ordinary shares, collectively;
•“Organizational Documents” are to the Certificate of Incorporation and the Bylaws;
•“Part 135” are to 14 Code of Federal Regulations 135;
•“PIPE Investment” are to the purchase of shares of Joby Aviation common stock by the PIPE Investors pursuant to the Subscription Agreements, for a total aggregate purchase price of up to $835,000,000;
•“PIPE Investors” are to those certain third-party investors, Legacy Joby Stockholders and affiliates of the Sponsor participating in the PIPE Investment pursuant to the Subscription Agreements;
•“Private Placement Warrants” are to private placement warrants issued to RTP;
•“public shares” are to the RTP Class A ordinary shares (including those that underlie the units) that were offered and sold by RTP in its initial public offering and registered pursuant to the IPO registration statement or the shares of our common stock issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;
•“Public Warrants” are to the redeemable warrants (including those that underlie the units) that were offered and sold by RTP in its initial public offering and registered pursuant to the IPO registration statement or the redeemable warrants of Joby Aviation issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;
•“redemption” are to each redemption of public shares for cash pursuant to the Cayman Constitutional Documents and the Organizational Documents;
•“Registration Rights Agreement” are to the Amended and Restated Registration Rights Agreement among Joby and certain of Legacy Joby and RTC shareholders;
•“Registration Statement” are to the registration statement of which this prospectus forms a part.
•“Reinvent Capital” are to Reinvent Capital LLC.
•“RSUs” are to restricted stock units;
•“RTP” are to Reinvent Technology Partners;
•“RTP Class A ordinary shares” are to RTP’s Class A ordinary shares, par value $0.0001 per share;
•“RTP Class B ordinary shares” are to RTP’s Class B ordinary shares, par value $0.0001 per share;

•“Rule 144” are to Rule 144 under the Securities Act;
•“SEC” are to the United States Securities and Exchange Commission;
•“Second Merger” are to the merger of Joby Holdings, Inc. with and into Joby Aviation, Inc. with Joby Aviation, Inc. surviving the merger;
•“Securities Act” are to the Securities Act of 1933, as amended;
•“Sponsor” are to Reinvent Sponsor LLC, a Cayman Islands limited liability company;
•“Sponsor Agreement” are to that certain Sponsor Agreement, dated as of February 23, 2021, by and among the Sponsor, RTP and Joby, as amended and modified from time to time;
•“Subscription Agreements” are to the subscription agreements pursuant to which the PIPE Investment will be consummated;
•“Toyota” are to the Toyota Motor Corporation;
•“UAM” are to Urban Air Mobility;
•“Uber” are to Uber Technologies, Inc.;
•“Warrant Agreement” are to the Warrant Agreement, dated as of September 16, 2020, by and between RTP and Continental Stock Transfer & Trust Company, as warrant agent; and
•“warrants” are to the Public Warrants and the private placement warrants.
Additionally, unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” refer to the business of Joby, which became the business of Joby Aviation and its subsidiaries following the Closing.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the Selling Shareholders named in this prospectus may, from time to time, sell the securities described in this prospectus from time to time in one or more offerings as described in this prospectus. To the extent necessary, each time that the Selling Shareholders offer and sell securities, we or the Selling Shareholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the Selling Shareholders guarantee the accuracy or completeness of this information and neither we nor the Selling Shareholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “our,” “us” and the “Company” mean Joby Aviation, Inc. and its subsidiaries, which was a special purpose acquisition company called “Reinvent Technology Partners” prior to the closing of the Merger. When we refer to “you,” we mean the potential holders of the shares of our common stock or warrants to purchase shares of our common stock.
In this prospectus, we refer to our common stock and warrants to purchase shares of common stock, collectively, as “securities.”

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.
Our web site address is www.jobyaviation.com. The information on our web site, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022.
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 13, 2022 and August 12, 2022, respectively.
•Our Current Reports on Form 8-K filed with the SEC on January 12, 2022, May 26, 2022, June 14, 2022 and July 5, 2022.
•The description of our shares of Common Stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on September 15, 2020, as well as any additional amendments or reports filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Joby Aviation, Inc.
2155 Delaware Avenue, Suite #225
Santa Cruz, California 95060
(831) 201-6700
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Our vision is to save a billion people an hour every day by delivering a new form of clean and quiet aerial transportation. Building on recent advancements in energy storage, microelectronics and software, we’re developing an all-electric aircraft that will transport a pilot and four passengers at speeds of up to 200 mph, while also having the ability to take off and land vertically. We have been working towards this vision for 10 years, including significant prototyping and development. This is not an easy journey. The journey to create a new industry and transform the way people travel will be filled with unexpected challenges. At this time, we are testing prototype aircraft and refining designs to meet the demanding standards that we have set out to deliver. We are also embarking on aircraft certification and developing production processes to adhere to the guidelines of the FAA. While we have agreed with the FAA on the basis for our type certification through the G-1 issue paper, we still are in the process of testing and refining our designs to achieve our FAA type and production certifications that will be required to commercialize operations. Successfully operating a commercial service will also require having a Part 135 operating license, which we obtained in May 2022. We are also developing, testing and refining our processes for each step of component and aircraft production to support scaling effectively to supply required aircraft for service.
We intend to operate our aircraft on journeys of 5 to 150 miles, providing rapid and cost-effective connections between cities and their surrounding areas. Compared to traditional ground-based infrastructure such as road and rail, aerial ridesharing networks can be set up rapidly, and at a significantly lower cost, enabling us to provide a sustainable solution to today’s dual challenges of congestion and climate change.
By combining the freedom of straight-line air travel with the efficiency of our aircraft, we expect to deliver journeys that are up to 5 times faster than driving, and it is our goal to steadily drive down end-user pricing in the years following commercial launch to make the services widely accessible.
Our aircraft has been specifically designed to achieve a considerably lower noise footprint than that of today’s conventional aircraft. It is quiet at takeoff and near silent when flying overhead, which we anticipate will allow us to operate from new skyport locations nearer to where people live and work, in addition to utilizing the more than 5,000 heliport and airport infrastructure assets already in existence in the U.S. alone.
To date, we have completed more than 1,000 test flights and believe we are the first eVTOL developer to have agreed to a signed, stage 4 G-1 certification basis from the FAA. We believe we are well positioned to be the first eVTOL manufacturer to earn the airworthiness certification from the FAA.
We do not intend to sell these aircraft to independent third parties or individual consumers. Instead, we plan to manufacture, own and operate our aircraft, building a vertically integrated transportation company that will deliver transportation services to our customers, including the U.S. Air Force through contracted operations, and to individual users through a convenient app-based aerial ridesharing platform, with a goal to begin service in 2024. We believe this business model will generate the greatest economic returns, while providing us with end-to-end control over the customer experience to optimize for customer safety, comfort and value.
The emerging UAM annual market value is projected to exceed $500 billion in the U.S. alone according to Booz Allen Hamilton’s 2018 Urban Air Mobility Market Study. By leveraging our vertically integrated business model, technological differentiation and best-in-class strategic relationships, we believe we have an historic opportunity to define a new market for sustainable daily mobility, enabling people to rethink the way they move in and around metropolitan areas and the rural communities that surround them.
We were incorporated under the name “Reinvent Technology Partners” on July 3, 2020 as a Cayman Islands exempted company for purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On August 10, 2021, we domesticated into a Delaware corporation and changed our name to “Joby Aviation, Inc.” in connection with the Domestication.
Our principal executive office is located at 2155 Delaware Avenue, Suite #225, Santa Cruz, CA 95060. Our telephone number is (831) 201-6700. Our website address is www.jobyaviation.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Issuer	Joby Aviation, Inc.

Securities Offered by the Selling Shareholders	Up to (i) 98,357,200 shares of common stock

Use of Proceeds	All of the shares of common stock offered by the Selling Shareholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
We are registering the securities for resale pursuant to the Selling Shareholders’ registration rights under certain agreements between us and the Selling Shareholders. Our registration of the securities covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the shares of common stock. The Selling Shareholders may offer, sell or distribute all or a portion of their shares of common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Shareholders may sell the shares of common stock in the section entitled “Plan of Distribution.”
We are also registering the resale of shares of common stock held by certain of our affiliates.
We will not receive the proceeds from the resale of the shares of common stock by the Selling Shareholders.
We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock

Market for Securities	Our common stock and warrants are listed on the NYSE under the symbols “JOBY” and “JOBY WS”, respectively.

Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of factors you should carefully consider before investing in our securities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference into this prospectus, including the risk factors in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.

USE OF PROCEEDS
All of the shares of common stock offered by the Selling Shareholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholders in disposing of their shares of common stock and warrants, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
We will not receive any proceeds from the resale of the shares of common stock by the Selling Shareholders.

DESCRIPTION OF SECURITIES
The following description of the terms of our capital stock and warrants is not complete and is qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the warrant agreement, all of which are attached as exhibits to our Annual Report on Form 10-K.
Capital Stock
Authorized Capitalization

General
The total amount of Joby Aviation’s authorized capital stock consists of 1,400,000,000 shares of our common stock, par value $0.0001 per share, and 100,000,000 shares of our preferred stock, par value $0.0001 per share.
The following summary describes all material provisions of our capital stock. We urge you to read our Certificate of Incorporation and our Bylaws.

Preferred Stock
Our board of directors has authority to issue shares of our preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of Joby Aviation.

Common Stock

Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of Joby Aviation’s securities. Our common stock is neither convertible nor redeemable. Unless our board of directors determines otherwise, we will issue all of our capital stock in uncertificated form.

Voting Rights

Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, except as provided by our Certificate of Incorporation and outlined below. Our Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, our Bylaws or our Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights. In addition, the affirmative vote of holders of 66 2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to amending our amended and restated bylaws, the classified board and director liability.

To comply with restrictions imposed by federal law on foreign ownership of U.S. air transportation operations, our Certificate of Incorporation and our Bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors be U.S. citizens. Under our Organizational Documents, Joby Aviation or any designated transfer agent shall maintain a Foreign Stock Record for registered Joby Aviation common stock known to us to be owned and/or controlled by Non-Citizens. In the event that we determine that the Joby Aviation common stock registered on the Foreign Stock Record exceeds the Permitted Percentage, sufficient shares shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein so that the number of shares entered does not exceed the Permitted Percentage; provided, that upon the vesting of any Sponsor Shares pursuant to the Sponsor Agreement, such Sponsor Shares held by the Sponsor shall be deemed registered on the Foreign Stock Record as of the date of the Merger and before the registration of any Joby Aviation capital stock held by any other Non-Citizen. If Non-Citizens at any time own and/or control in excess of the Permitted Percentage, the voting rights of the shares of Joby Aviation common stock in excess and not registered on the Foreign Stock Record will be automatically suspended until the earlier of (i) the transfer of such shares to a person or entity who is not a Non-Citizen or (ii) the registration of such shares on the Foreign Stock Record.

Dividend Rights

Each holder of shares of our capital stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Other Rights

Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Liquidation Rights
If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.

Redeemable Warrants
Public Warrants
As of December 31, 2021, there were 17,250,000 Public Warrants outstanding. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below. The warrants will expire August 10, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including as a result of a notice of redemption described below under “Redemption of warrants when the price per share of common stock equals or exceeds $10.00”. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

We have agreed to maintain the effectiveness of a registration statement covering the issuance, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our shares of common stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of the shares of common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per share of common stock equals or exceeds $18.00. We may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days’ written notice of redemption to each warrant holder; and

•if and only if, the last reported sale price of the shares of common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (which we refer to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like)

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of common stock equals or exceeds $10.00. We may redeem the outstanding warrants:
•in whole and not in part;
•at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our shares of common stock except as otherwise described below;
•if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per share of common stock equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like); and
•if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “- Anti-dilution Adjustments” below. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

Redemption Date	Fair Market Value of Common Stock
(period to expiration of warrants)	>10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	-	-	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “- Redemption of warrants when the price per share of common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of RTP’s initial public offering. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the shares of common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of common stock than they would have received if they had chosen to wait to exercise their warrants for shares of common stock if and when such shares of common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of common stock pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of common stock, Joby Aviation (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption procedures. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of issued and outstanding shares of common stock is increased by a capitalization or share dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of common stock. A rights offering to holders of shares of common stock entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of common stock equal to the product of (1) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) and (2) one minus the quotient of (x) the price per share of common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of shares of common stock during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of common stock on account of such shares of common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of issued and outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by Joby Aviation in connection with redemption rights held by shareholders of Joby Aviation as provided for in our amended and restated certificate of incorporation and bylaws) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Private Placement Warrants

As of December 31, 2021, there were 11,533,333 private placement warrants outstanding. The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be redeemable by us (except as described under “Description of Securities - Redeemable Warrants - Public Redeemable Warrants - Redemption of warrants when the price per share of common stock equals or exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis and have certain registration rights described herein. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.

Except as described under “Description of Securities - Redeemable Warrants - Public Redeemable Warrants - Redemption of warrants when the price per share of common stock equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) less the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Joby Aviation. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Joby Aviation to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage mergers that some stockholders may favor.

Special Meetings of Stockholders

The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of our board of directors, (b) our board of directors, (c) our Chief Executive Officer or (d) our President, provided that such special meeting may be postponed, rescheduled or cancelled by our board of directors or other person calling the meeting.

Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws provide for advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Classified Board of Directors

Our Certificate of Incorporation provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. The board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares our voting stock entitled to vote at an election of directors.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Certificate of Incorporation, Joby Aviation opted out of Section 203 of the DGCL, but will provide other similar restrictions regarding takeovers by interested stockholders.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation provides that we will indemnify our directors to the fullest extent authorized or permitted by applicable law. We expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the Bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The also require us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

The Certificate of Incorporation provides that: (i) unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof will, to the fullest extent permitted by law, be the sole and exclusive forum for: (A) any derivative action or proceeding brought on our behalf, (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders, (C) any action arising pursuant to any provision of the DGCL, the Bylaws or Certificate of Incorporation (as either may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (D) any action asserting a claim against us or any current or former director, officer or stockholder governed by the internal affairs doctrine; (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; (iii) notwithstanding the foregoing, the forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction; and (iv) any person or entity purchasing or otherwise acquiring any interest in any security of Joby Aviation will be deemed to have notice of and consented to these provisions.

Although the Certificate of Incorporation contains the forum selection provisions described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such forum selection provisions as written in connection with claims arising under the Securities Act.

Transfer Agent and Warrant Agent

The transfer agent and warrant agent for our common stock and warrants, respectively, is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York, 10004-1561.

SELLING SHAREHOLDERS
This prospectus relates to the resale from time to time of up to an aggregate of 98,357,200 shares of our common stock by the Selling Shareholders. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the common stock other than through a public sale.
The following table sets forth, based on information provided by or on behalf of the Selling Shareholders and filings with the SEC as applicable, the name of each Selling Shareholder, the aggregate number of shares of Common Stock beneficially owned by such Selling Shareholder, the aggregate number of shares of common stock that such Selling Shareholder may offer from time to time pursuant to this prospectus and the number of shares of common stock that would be beneficially owned by each Selling Shareholder after the sale of the shares of Common Stock offered hereby assuming that the Selling Shareholders sell all of the shares of common stock being offered pursuant to this prospectus. Percentage ownership is based on 607,557,271 shares of common stock outstanding as of August 5, 2022. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
A Selling Shareholder may sell or otherwise transfer all, some or none of such Selling Shareholder’s shares of common stock in this offering. See “Plan of Distribution.” We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such shares of common stock. The Selling Shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their common stock after the date on which they provided us with information regarding their common stock. Since the effectiveness of the Registration Statement on Form S-1 of which this prospectus is a part, certain securityholders may have sold or otherwise transferred their common stock registered thereunder. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. Information about the Selling Shareholders, including those listed below, may change over time.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares of common stock registered on its behalf.

			Securities Beneficially Owned after this Offering
Name of Selling Shareholder	Shares of Common Stock Owned Prior to this Offering	Shares of Common Stock Being Offered(2)	Shares of Common Stock	Percentage(1)
Alec Clark	1,174,906	1,174,906	—	—	—	—
Alex Stoll	2,112,054	2,112,054	—	—	—	—
Baixi Pei	812,441	812,441	—	—	—	—
Edward Stilson	2,603,812	2,603,812	—	—	—	—
Gregor Veble Mikic	829,728	829,728	—	—	—	—
Jennifer Barchas(3)	429,846	189,109	—	—	—	—
Joby Trust(4)	99,170,087	24,710,471	74,459,616	12.3%	—	—
JoeBen Bevirt 2020 Descendants Trust, dated December 26, 2020(4)	99,170,087	34,048,145	65,121,944	10.7%	—	—
JoeBen Bevirt 2021 GRAT, dated December 7, 2021(4)	99,170,087	5,000,000	94,170,087	15.5%	—	—
JoeBen Bevirt 2022 GRAT, dated February 3, 2022(4)	99,170,087	5,000,000	94,170,087	15.5%	—	—
Rory Giffen	812,441	812,441	—	—	—	—
Sciarra Management Trust(5)	60,280,026	10,371,589	49,908,437	8.2%	—	—
Scott Berry	1,071,731	1,071,731	—	—	—	—
Steven Waller	1,037,159	1,037,159	—	—	—	—
Other Selling Shareholders(6)	5,405,983	5,405,983	—	—	—	—

(1)	Unless otherwise indicated, the percentage ownership of our voting securities is based on 607,557,271 shares of our common stock issued and outstanding as of August 5, 2022.

(2)
The amounts set forth in this column are the number of shares of common stock that may be offered by such Selling Shareholder using this prospectus. These amounts do not represent any other shares of our common stock that the Selling Shareholder may own beneficially or otherwise.

(3)
Consists of (i) 189,109 shares held by Jennifer Barchas, (ii) 85,000 shares held by JoeBen Bevirt, Ms. Barchas’ husband, and (iii) 155,737 shares held by Jennifer Barchas Trust. Ms. Barchas has voting and dispositive power over the shares held by Jennifer Barchas Trust and therefore may be deemed to be the beneficial owner of such shares as well as the shares held by JoeBen Bevirt.

(4)
Consists of (i) 85,000 shares held by JoeBen Bevirt, (ii) 54,549,028 shares held by JoeBen Bevirt, as trustee of The Joby Trust, (iii) 34,048,145 shares held by the JoeBen Bevirt 2020 Descendants Trust (the “Descendants Trust”), (iv) 5,000,000 shares held by the JoeBen Bevirt 2021 GRAT (the “2021 GRAT”), (v) 5,000,000 shares held by the JoeBen Bevirt 2022 GRAT (the “2022 GRAT”) and (vi) 189,109 shares held by Jennifer Barchas, Mr. Bevirt’s wife. Mr. Bevirt has voting and dispositive power over the shares held in the Joby Trust, the Descendants Trust, the 2021 GRAT and the 2022 GRAT and therefore may be deemed to be the beneficial owner of such shares as well as the shares held by Jennifer Barchas. Also includes 199,203 vested but unreleased restricted stock units as of August 5, 2022 and 99,602 restricted stock units that will vest within 60 days of August 5, 2022. The business address for Mr. Bevirt, The Joby Trust, the Descendants Trust, the 2021 GRAT, the 2022 GRAT and Ms. Barchas is 2155 Delaware Avenue, Santa Cruz, CA 95060.

(5)
Consists of (i) 8,615 shares held by Paul Sciarra, (ii) 60,196,805 shares held by the Sciarra Management Trust and (iii) 50,000 shares held by the Sciarra Foundation. Also includes 24,606 vested but unreleased restricted stock units as of August 5, 2022. Mr. Sciarra has voting, investment and dispositive power over the shares held in the Sciarra Management Trust and the Sciarra Foundation, and therefore may be deemed to be the beneficial owner of such shares. The address for U.S. Trust Company of Delaware, as agent for Sciarra Management Trust, is 2951 Centerville Road, Suite 200, Wilmington, DE 19808.

(6)	Consists of Selling Shareholders not otherwise listed in this table who collectively own less than 1% of our common stock immediately following the Joby Holdings Reorganization.
We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such shares of common stock.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares of common stock registered on its behalf. A Selling Shareholder may sell or otherwise transfer all, some or none of such shares of common stock in this offering. See “Plan of Distribution.”
For information regarding transactions between us and the Selling Shareholders, see the section entitled “Certain Relationships and Related Person Transactions”.

PLAN OF DISTRIBUTION

The Selling Shareholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or warrants or interests in our common stock or warrants received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or warrants or interests in our common stock or warrants on any stock exchange, market or trading facility on which shares of our common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Shareholders may use any one or more of the following methods when disposing of their shares of common stock or warrants or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•one or more underwritten offerings;
•block trades in which the broker-dealer will attempt to sell the shares of common stock or warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•distributions to their members, partners or shareholders;
•short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•directly to one or more purchasers;
•through agents;
•broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares of common stock or warrants at a stipulated price per share or warrant; and
•a combination of any such methods of sale.
The Selling Shareholders may, from time to time, pledge or grant a security interest in some shares of our common stock or warrants owned by them and, if a Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock or warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholders under this prospectus. The Selling Shareholders also may transfer shares of our common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of our common stock or warrants or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock or warrants in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock or warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock or warrants to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Shareholders from the sale of shares of our common stock or warrants offered by them will be the purchase price of such shares of our common stock or warrants less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our common stock or warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholders.
The Selling Shareholders also may in the future resell a portion of our common stock or warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock or warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our common stock or warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our common stock and warrants offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock or warrants by bidding for or purchasing shares of common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Shareholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Shareholders may be required to make with respect thereto. In addition, we and the Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Shareholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.
Selling Shareholders may use this prospectus in connection with resales of shares of our common stock and warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Shareholders, the terms of our common stock or warrants and any material relationships between us and the Selling Shareholders. Selling Shareholders may be deemed to be underwriters under the Securities Act in connection with shares of our common stock or warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Shareholders will receive all the net proceeds from the resale of shares of our common stock or warrants.
A Selling Shareholder that is an entity may elect to make an in-kind distribution of common stock or warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock or warrants pursuant to the distribution through a registration statement.
We are required to pay all fees and expenses incident to the registration of shares of our common stock to be offered and sold pursuant to this prospectus, which we expect to be approximately $559,283.

LEGAL MATTERS
Latham & Watkins LLP, New York, New York, has passed upon the validity of the securities of Joby Aviation offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The financial statements of Joby Aviation, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock and warrants being registered hereby.

Securities and Exchange Commission registration fee	$80,783
Accounting fees and expenses	$66,000
Legal fees and expenses	$325,000
Financial printing and miscellaneous expenses	$87,500
Total	$559,283

Item 15.	Indemnification of Directors and Officers
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16.	Exhibits
EXHIBIT INDEX

		Incorporation by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

2.1†	Agreement and Plan of Merger, dated as of February 23, 2021, by and among the Registrant, RTP Merger Sub Inc. and Joby Aero, Inc.	S-4	2.1	7/6/2021

3.1	Amended and Restated Certificate of Incorporation of Joby Aviation, Inc.	S-4	3.2	7/6/2021

3.2	Bylaws of Joby Aviation, Inc.	S-4	3.3	7/6/2021

4.1	Warrant Agreement, dated as of September 16, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	4.1	9/21/2020

4.1(a)	Form of Amendment to the Warrant Agreement, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent.	S-4	4.5	7/6/2021

4.2	Specimen Warrant Certificate.	8-K	4.1	9/21/2020

5.1*	Opinion of Latham & Watkins LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

101.INS*	XBRL Instance Document.

101.SCH*	XBRL Taxonomy Extension Schema Document.

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Previously filed.

†	The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

Item 17.	Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on September 1, 2022.

Joby Aviation, Inc.

By:	/s/ Matthew Field
Name: Matthew Field
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on September 1, 2022.

Signature	Title

* JoeBen Bevirt	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Matthew Field Matthew Field	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Aicha Evans	Director

* Halimah DeLaine Prado	Director

* Reid Hoffman	Director

* James Kuffner	Director

* Dipender Saluja	Director

* Paul Sciarra	Director

* Laura Wright	Director

* Pursuant to power of attorney

By: /s/ Matthew Field
Name: Matthew Field
Title: Chief Financial Officer